UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          ________________________

                                FORM 11-K

    (X)  Annual Report Pursuant to Section 15(d) of the Securities
                            Exchange Act of 1934
                for the fiscal year ended December 31, 1996

 (   )  Transition Report Pursuant to Section 15(d) of the Securities
                            Exchange Act of 1934
          For the transition period from __________ to __________

                          ________________________

                     Commission File Number:   0-22032

                          ________________________
A. Full title of the plan and address of the plan, if different from that of the issuer named below:

                  AMERICAN OILFIELD DIVERS, INC.
              401(k) PROFIT SHARING PLAN AND TRUST

B. Name of issuer of the securities held pursuant to the plan and address of its principal executive office:

                 AMERICAN OILFIELD DIVERS, INC.
               900 TOWN & COUNTRY LANE, SUITE 400
                   HOUSTON, TEXAS 77024

     AMERICAN OILFIELD DIVERS, INC.

  401(k) PROFIT SHARING PLAN AND TRUST

          FINANCIAL STATEMENTS

       DECEMBER 31, 1996 AND 1995

            Report of Independent Accountants

June 6, 1997

To the Participants and Plan Administrator of the American Oilfield Divers, Inc.
  401(k) Profit Sharing Plan and Trust


In our opinion, the accompanying statement of net assets available for plan benefits and the related statement of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for plan benefits of the American Oilfield Divers, Inc. 401(k) Profit Sharing Plan and Trust at December 31, 1996 and 1995 and the changes in net assets available for Plan benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in the supplementary schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The supplementary schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                   AMERICAN OILFIELD DIVERS, INC.
                401(k) PROFIT SHARING PLAN AND TRUST
                -----------------------------------

                     STATEMENT OF NET ASSETS
                   AVAILABLE FOR PLAN BENEFITS
                   ---------------------------
                                                  December 31,
                                                 1996     1995
                                                 ----     ----
ASSETS

  Investments in group annuity contract in
  separate and guaranteed accounts, at
  contract value                             $ 6,470,390 $ 5,260,953

  Employer securities fund, at market            351,046     167,331

     Other                                         2,417       2,417
                                             ------------ ------------
   Total assets                                6,823,853   5,430,701
                                             ------------ ------------
   LIABILITIES

   Excess contribution refunds due
     to  participants                             65,537      47,977
                                             ------------ ------------
   Net assets available for Plan benefits   $  6,758,316  $5,382,724
                                             ============ ============

The accompanying notes are an integral part of the financial statements.

                   AMERICAN OILFIELD DIVERS, INC.
                401(k) PROFIT SHARING PLAN AND TRUST
                -----------------------------------
                STATEMENT OF CHANGES IN NET ASSETS
                   AVAILABLE FOR PLAN BENEFITS
                   ---------------------------


                                                December 31,
                                               1996        1995
                                               ----        ----
   Additions:
  Contributions:
   Employee                                $ 1,114,824   $ 890,439
   Employer matching                           155,472      98,612
   Forfeitures                                  30,784           -
   Transfers in                                283,229      37,251
                                           ----------- -----------
                                             1,584,309   1,026,302

  Investment income:
   Net appreciation in fair value
    of securities                              125,557      25,076
   Interest and investment income              545,634     561,590
                                           ----------- -----------
     Total additions                         2,255,500   1,612,968
                                           ----------- -----------
 Deductions attributable to:
  Distributions and withdrawals                879,908     511,224
                                           ----------- -----------
  Net increase                               1,375,592   1,101,744
  Net assets available for Plan benefits:
  Beginning of year                          5,382,724   4,280,980
                                           ----------- -----------
  End of year                              $ 6,758,316 $ 5,382,724
                                           =========== ===========
The accompanying notes are an integral part of the financial statements.

                  AMERICAN OILFIELD DIVERS, INC.
               401(k) PROFIT SHARING PLAN AND TRUST
               ------------------------------------
                  NOTES TO FINANCIAL STATEMENTS
                  ------------------------------
                    DECEMBER 31, 1996 AND 1995
                    --------------------------

  NOTE 1 - PLAN DESCRIPTION
  --------------------------
  The following description of the American Oilfield Divers, Inc. 401(k) Profit Sharing Plan and Trust (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

  General
  -------
  The Plan was established effective January 1, 1989 to provide eligible employees of American Oilfield Divers, Inc. (the Company) with the opportunity to contribute to the Plan (and to defer payment of federal income tax upon) a specified portion of their compensation, and to have their contributions, together with the Plan contributions made by the Company, invested in an unallocated group annuity policy. Effective September 1, 1994, the Company amended the Plan to clarify certain provisions and to allow participants to purchase shares of the Company's common stock through the Employer Securities Fund. The Plan is a contributory plan in which all the employees of the Company are eligible to participate upon attaining age 18 and the completion of one year of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

  The Plan is administered by an administrator appointed by the Board of Directors of the Company. All contributions made by the participants and by the Company are held by Union Central Life Insurance Company (the Contract Plan Servicer) and are invested in specified investment accounts in accordance with instructions from the participants.

  The Company  pays  all  expenses  associated  with the Plan's
  administration.   The entry dates of the Plan are  January  1
  and July 1 of each year.

  Participant Contributions
  -------------------------
  A participant contributes to the Plan by electing to defer a portion of his or her salary which would otherwise be payable to such employee during any such calendar period. A participant may contribute up to a maximum of 15% of his or her salary to the Plan.

  Company Contributions
  ---------------------
  The Company's matching contribution to the Plan is equal to 10% of participants' salary deferral contributions directed to the Group Annuity Contract and 30% for amounts directed to the Employee Securities Fund, limited to 15% of the participants' compensation. In addition, each year the Board of Directors of the Company determines the portion of its profit, if any, to be contributed to the Plan for allocation among the participants. In accordance with Internal Revenue Service Regulations, discretionary contributions made by the Company are allocated to eligible employees regardless of the status of participation in salary deferral accounts.

  The total amount to be contributed by the Company in any calendar year may not, after taking into account the amount of the total before-tax Section 401(k) contributions made by the participants during such year, exceed the maximum amount deductible by the Company under Section 404 of the Internal Revenue Code in such year.

  Participant Accounts
  --------------------
  Each participant's account is credited with the participant's contribution, the Company's match and an allocation of (a) additional contributions by the Company, (b) Plan earnings, and (c) forfeitures of terminated participants' nonvested accounts. Allocations are based on participant compensation or account balances, as defined in the Plan.

  Vesting
  -------
  Participants are 100% vested in contributions to their 401(k) Salary Deferral Accounts and the earnings thereon at all times. Participants become vested in the Company's employer contributions and the related earnings of such contributions after attainment of certain years of service, as follows:

                               Vested and Nonforfeitable
       Full Years               Percentage of Employer's
       of Service              Contribution into the Plan
       ----------              --------------------------
           1                              0%
           2                              0%
           3                             33%
           4                             67%
           5                            100%


          In general, a participant will be deemed to have completed a "year of service" for each twelve-month period during which the participant completes at least 1,000 hours of service.

          The Plan contains special rules relating to the consequences of a break in service by a participant. In the event that less than 100% of a participant's Employer Contribution Account is vested at the time of termination of employment, a participant, subject to the break in service provisions of the Plan, will forfeit the unvested portion of such account and the amount so forfeited will be reallocated to the remaining participants during the plan year, at the same rates as the ratio of their compensation to the total compensation of all participants for such plan year.

          Investment Options
          ------------------
          A brief description of the Plan's investment  options
          follows.    For   a   detailed   description  of  the
          investment options and respective risk profiles refer to the Plan document.

  Group Annuity Contract
  ----------------------
  The Group Annuity Contract consists of the Guaranteed Deposit
  Account and various investment options maintained in the Separate Accounts detailed as follows:

    Guaranteed Deposit Account
    --------------------------
    The Guaranteed Deposit Account is intended to provide a guaranteed return with no risk of principal or interest through investment in guaranteed investment contracts.

    Separate Accounts:
    ------------------
    Variable Short Term Fund - The Variable Short Term Fund seeks maximum current income with preservation of capital and maintenance of liquidity.

    Equity Fund - The Equity Fund is intended to achieve long-term appreciation of capital by investing in common stocks and other equity securities which are undervalued.

    Fixed Income Fund - The Fixed Income Bond Fund seeks high level of income, without undue risk to principal, by investing in government, mortgage-backed and corporate securities.

    Capital Fund - The Capital Fund  allocates its assets among
    stocks,  bonds  and money markets instruments.   The  asset
    allocation is repositioned periodically based on market conditions.

    American Century Select Fund - The American Century Select Fund seeks appreciation of capital by investing in stocks that pay dividends and have growth potential. During 1996, the fund changed its name from the Twentieth Century Select Fund to the American Century Select Fund.

    American Century Ultra Fund - The American Century Ultra Fund invests its capital in companies expected to have accelerated earnings and revenues. During 1996, the fund changed its name from the Twentieth Century Ultra Fund to the American Century Ultra Fund.

  Employer Securities Fund
  ------------------------
  The Employer Securities Fund invests its capital  in stock of
  the  Company.   The stock is purchased on the open market  at
  the current trading price.

Distributions and Withdrawals
------------------------------
Upon retirement, death or a termination of employment, distributions are made to the participant or beneficiary. Immediate distribution of a participant's vested benefit is permitted if the value of the participant's vested Individual Participant Account derived from employer and participant contributions (other than accumulated deductible participant contributions) is greater than $3,500, and it is required if this value is less than $3,500. No provision for pre-termination distribution is made.

In general, distribution of all amounts in the accounts of a participant will be made in regular monthly life income installments not to exceed 10 years.

Amendments and Termination of the Plan
--------------------------------------
The  Company reserves the right to amend or terminate the Plan.
In the event the Plan terminates, the net assets of the Plan will be allocated, as prescribed by ERISA and regulations issued pursuant thereto, to the participants.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------
Basis of Accounting
-------------------
The financial  statements  of  the  Plan  are  prepared  on the
accrual  basis  of  accounting.   Income  from  investments  is
recorded as earned.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments
-----------
Investments in the group annuity contract are stated at contract value, as reported by Union Central Life Insurance
Company. The Company's stock is valued at its quoted market price.

Reclassifications
-----------------
Certain amounts in the 1995 statement  of changes in net assets available  for  plan benefits and the notes  to  the  financial statements  have been  reclassified  to  conform  to  the  1996 presentation.

NOTE 3 - INVESTMENT IN GROUP ANNUITY CONTRACT
---------------------------------------------
                                                December 31,
                                               1996        1995
                                               -----       ----
  Guaranteed Deposit Account              $ 3,427,547*  $ 3,384,103*
  Variable Short Term Fund
  (EIN 31-0472910-PSA5)                       156,806        48,084
  Equity Fund
  (EIN 31-0472910-PSA4)                       777,801*      486,083*
  Fixed Income Fund
  (EIN 31-0472910-PSA6)                       107,489        60,545
  Capital Fund
  (EIN 31-0472910-PSA7)                       196,664       141,426
  American Century Select Fund
  (EIN 31-0472910-PSA8)                       352,562*      180,374
  American Century Ultra Fund
  (EIN 31-0472910-PSA9)                     1,451,521*      960,338*
                                            ---------      --------
  Total group annuity contract            $ 6,470,390   $ 5,260,953
                                            =========    ==========
  *Represents an asset that is five percent or more of the net assets available for Plan benefits.

  Units assigned to participants are as follows:

                                                  1996
                        ------------------------------------------------------------    December 31,
                        March 31,       June 30,      September 30,   December 31,         1995
                       -----------    -----------   -------------- ---------------   --------------
                             Market         Market         Market          Market            Market
                      Number Value   Number Value   Number Value    Number Value     Number   Value
                        of    per      of    per      of    per     of      per        of      per
                      Units   Unit   Units   Unit   Units   Unit    Units   Unit     Units    Unit
                      -----  -----  ------- ------ ------- ------  ------- -------  -------- -------
Guaranteed Deposit
  Account                -      -       -      -       -      -        -      -       -        -
Variable Short-Term
  Fund                28,990 $1.70   31,788 $1.72   36,254  $1.74   89,603 $1.75  287,623   $1.69
Equity Fund          124,468  4.19  130,160  4.39  141,342   4.43  160,371  4.85   15,367    3.94
Fixed Income Fund     26,159  2.76   26,754  2.79   37,705   2.86   36,686  2.93   17,359    2.77
Capital Fund          72,266  2.21   71,525  2.26   77,229   2.30   80,932  2.43   66,087    2.14
American Century
 Select Fund         133,431  1.44  146,381  1.48  184,735   1.54  216,296  1.63  130,706    1.36
American Century
   Ultra Fund
                     496,204  2.06  531,681  2.19  597,784   2.26  636,632  2.28  473,073  2.03

NOTE 4 - FUND INFORMATION
-------------------------
A summary of the activity in each investment account for the years ended December 31, 1996 and 1995 follows:

                                        Group Annuity Contract
                   ---------------------------------------------------------------------
                                          Separate Accounts
                                   ---------------------------------------------------
                                    Variable                        American  American
                        Guaranteed   Short           Fixed          Century   Century   Employer
                        Deposit      Term   Equity  Income  Capital  Select    Ultra   Securities   Plan
                        Account      Fund    Fund    Fund    Fund     Fund      Fund      Fund      Total
                        --------- -------- ------- ------- ------- --------- --------- ---------- --------
Net assets available
 for Plan benefits at
 January 1, 1995     $3,203,971   $18,114 $280,074  $36,290  $76,556 $112,751 $528,183    $25,041 $4,280,980

 Contributions:
 Employee               376,391    22,814  120,635   25,052   39,897   47,877  197,212     60,561  890,439
 Employer                42,268     2,296   12,115    2,537    4,022    4,793   19,752     10,829   98,612
 Transfers in             3,023     3,698    4,126    7,958    7,958    7,349    3,139         -    37,251

 Investment income:
 Net appreciation in
   fair value of securities  -          -       -        -       -        -         -      25,076   25,076
 Interest and investment
   income               208,743     1,351   83,852    6,076   12,226   24,921   224,421        -   561,590

 Deductions attributable to:
 Distributions and
   withdrawals         (407,900)   (1,379) (49,555)  (8,204)  (7,298)  (6,412)  (30,476)       -  (511,224)

 Transfers between
   funds                (87,953)    1,190   34,836   (9,164)   8,065  (10,905)   18,107    45,824     -
                       ---------  -------- -------- ------- --------- -------- --------- -------- ---------

 Net assets available
 for Plan benefits at
 December 31, 1995    3,338,543    48,084  486,083   60,545  141,426  180,374  960,338    167,331 5,382,724

 Contributions:
 Employee               262,014    34,895  152,347   43,600   47,798   82,784  306,808    184,578 1,114,824
 Employer                32,553     3,380   15,254    4,380    4,780    8,279   30,792     56,054   155,472
 Forfeitures             12,587     4,436    4,483      534      785    1,491    6,468        -      30,784
 Transfers in            17,766    96,070   92,125    6,160    9,183   25,205   31,521      5,199   283,229

 Investment income:
 Net appreciation in fair
   value of securities       -          -        -       -       -        -        -      125,557   125,557
 Interest and investment
   income               214,169     2,532  124,281    5,712   21,759   40,439    136,742     -      545,634

 Deductions attributable to:
 Distributions and
   withdrawals         (394,353)  (15,910)(132,802)  (7,429) (32,813) (21,087)   (71,171)(204,343) (879,908)

 Transfers between
   funds               (118,852)  (16,681)  36,030   (6,013)   3,746   35,077     50,023   16,670        -
                     ----------  -------- -------- -------- -------- -------- ---------- --------- ---------
 Net assets available
 for Plan benefits at
 December 31, 1996   $3,364,427  $156,806 $777,801 $107,489 $196,664 $352,562 $1,451,521 $351,046 $6,758,316
                     ==========  ======== ======== ======== ======== ======== ========== ======== ==========

 NOTE 5 - RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

 The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                    1996        1995
                                                    -----      ------
  Net assets available for benefits per the
  financial statements                           $6,758,316  $5,382,724

  Amounts allocated to withdrawing participants        -        (58,940)
                                                 ----------- ------------
  Net assets available for benefits per
     the Form 5500                               $6,758,316  $5,323,784
                                                 =========== ============
  The following is a reconciliation of distributions and withdrawals to participants per the financial statements to the Form 5500:

                                                    Year Ended
                                                   December 31,
                                                       1996
                                                       ----
  Distributions and withdrawals to participants per
  the financial statements                           $879,908

  Add: Amounts allocated to withdrawing
  participants at December 31, 1996                         -

  Less: Amounts allocated to withdrawing
  participants at  December 31, 1995                  (58,940)
                                                     ---------
  Distributions and withdrawals to participants
  per the  Form 5500                                 $820,968
                                                     =========
  NOTE 6 - FEDERAL INCOME TAX STATUS

  The Plan has received a favorable determination letter from the Internal Revenue Service. A favorable determination allows American Oilfield Divers, Inc. to take a business expense deduction for contributions paid to the Contract Plan Servicer and for participants
  not to be taxed on benefits until received by them.   In addition, since
  the Plan is treated as an exempt organization, its income is not subject to federal or state income taxes.

                  AMERICAN OILFIELD DIVERS, INC.

               401(K) PROFIT SHARING PLAN AND TRUST

                      SUPPLEMENTAL SCHEDULES

                        DECEMBER 31, 1996
                  AMERICAN OILFIELD DIVERS, INC.

               401(K) PROFIT SHARING PLAN AND TRUST

                 INDEX TO SUPPLEMENTAL SCHEDULES
              REQUIRED UNDER THE DEPARTMENT OF LABOR
             RULES AND REGULATIONS FOR REPORTING AND
             DISCLOSURE UNDER THE EMPLOYEE RETIREMENT
                   INCOME SECURITY ACT OF 1974



  Schedule I - Assets Held for Investment

  Schedule II - Reportable Transactions

                                                          SCHEDULE I


                  AMERICAN OILFIELD DIVERS, INC.

               401(K) PROFIT SHARING PLAN AND TRUST

                    ASSETS HELD FOR INVESTMENT

                        DECEMBER 31, 1996

                                               Market
  Issuer                            Shares     Value       Cost
  ------                            ------    ------       ----
 Union Central Group Annuity
 Contract in separate and guaranteed
 accounts                               -    $6,470,390       *
 Employer Securities Fund          30,393.56    351,046   $296,568
                                              ---------- ----------
                                              $6,821,436 $ 296,568
                                              ========== ==========


*Information  not  available  from the Trustee.

                                                      SCHEDULE II

                  AMERICAN OILFIELD DIVERS, INC.

               401(K) PROFIT SHARING PLAN AND TRUST

                     REPORTABLE TRANSACTIONS

                   YEAR ENDED DECEMBER 31, 1996


During the year ended December 31, 1996, the Plan had the following transactions which were greater than 5% of the Plan assets:

                      SERIES OF TRANSACTIONS
                      -----------------------
PURCHASES
---------                                                            Market Value
Number of                                   Purchase     Cost of    of Asset on
Transactions        Description of Asset     Price        Asset   Transaction Date
-------------       --------------------   ---------    --------- -------------------

    *              Group Annuity Contract  $1,401,596   $1,401,596    $1,401,596

    13             Employer Securities Fund   262,501      262,501       262,501

SALES
------
Number of                                     Selling    Cost of
Transactions         Description of Asset     Price       Asset      Net Gain
-------------        --------------------    --------    -------    -----------
    *               Group Annuity Contract   $703,715       *           *


*Information not available from the Trustee.